UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: October 8, 2007
(Date of earliest event reported)
McAFEE, INC.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On October 8, 2007, McAfee, Inc. (“McAfee”) and one of its wholly-owned subsidiaries entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Safeboot Holding B.V., a corporation organized under the laws of the Netherlands (“Safeboot”) and the shareholders of Safeboot.
     Under the terms of the Share Purchase Agreement, a wholly-owned subsidiary of McAfee will acquire all of the outstanding shares of capital stock of Safeboot, a privately held company, for aggregate consideration of approximately $350 million, consisting of (i) an initial cash payment of approximately $274 million, less certain third-party transaction expenses, and (ii) the assumption of indebtedness of approximately $85 million, based on the currency exchange rate as of October 5, 2007. In addition, McAfee has agreed to assume all of the outstanding Safeboot stock options, which will be exchanged for options to purchase shares of McAfee common stock, to be based on the ten-trading-day average closing price ending on the trading days prior to the completion of the acquisition. A portion of the purchase price will be placed in escrow to satisfy certain indemnification obligations of Safeboot and its shareholders described in the Share Purchase Agreement.
     We have agreed, pursuant to the Share Purchase Agreement, to file within a certain time a registration statement on Form S-8 to cover the shares of common stock underlying the options McAfee will be assuming in connection with the acquisition.
     Consummation of the transaction is subject to certain conditions, including (i) the expiration or termination of the waiting periods under applicable antitrust laws, (ii) the absence of any material adverse effect on Safeboot, and (iii) the continued employment of Gerhard Watzinger, the chief executive officer of Safeboot.
Item 7.01. Regulation FD Disclosure.
     On October 8, 2007, McAfee issued a press release announcing that it had entered into the Share Purchase Agreement, a copy of which is attached hereto as an exhibit.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Press release dated October 8, 2007 issued by McAfee, Inc.*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent that, such subsequent filing specifically references this exhibit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAFEE, INC.
Date: October 8, 2007	By:	/s/ Eric F. Brown
Eric F. Brown
Chief Operating Officer and Chief Financial Officer